UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2020

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

226 Airport Parkway, Suite 595
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.
On October 19, 2020, Pixelworks, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with MTM-Xinhe Investment Limited, a British Virgin Islands company (the “Investor”), pursuant to which the Company agreed to issue and sell in a private placement 3,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to the Investor at a purchase price of $2.071 per share, for gross proceeds to the Company of approximately $6.6 million (the “Private Placement”). The Private Placement is expected to close in November 2020.
The Purchase Agreement provides for a six month lock-up period following the Closing of the Private Placement, after which, in the event the Shares are not eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, the Company would be obligated, until the one-year anniversary of Closing, to file a registration statement covering the resale of the Shares.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.
Item 3.03    Unregistered Sales of Equity Securities.
Pursuant to the Private Placement described in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company has agreed to sell the Shares to an accredited investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Investor. The net proceeds to the Company from the Private Placement are expected to be approximately $6.3 million. The securities to be sold in the Private Placement have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.
Item 8.01 Other Events.
On October 22, 2020, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements:
This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include terms such as “expects”, “will,” “believes,” and similar expressions and include statements regarding the Company’s expectations and estimates regarding the timing of closing of the Private Placement and the expected proceeds of the Private Placement. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to close the Private Placement on the expected timeline or at all, whether the expected amount of the costs associated with the Private Placement will differ from or exceed the Company’s forecasts and whether the Company will be able to realize the full amount of estimated proceeds from the Private Placement or in the timeframe expected. It is not possible to predict or identify all risks and uncertainties, and additional significant risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated October 19, 2020, between the Company and the Investor.
99.1	Press Release dated October 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	October 22, 2020	/s/ Elias N. Nader
Elias N. Nader Vice President and Chief Financial Officer